UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 12, 2008
Quiksilver, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-14229 (Commission File Number)	33-0199426 (IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA		92649
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:
(714) 889-2200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Rossignol Stock Purchase Agreement and Closing
     On November 12, 2008, Quiksilver, Inc., a Delaware corporation (the “Company”), and its subsidiaries Pilot S.A.S., Meribel S.A.S. and Quiksilver Americas, Inc. (together with the Company, the “Seller”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Chartreuse et Mont Blanc LLC, Chartreuse et Mont Blanc SAS, Chartreuse et Mont Blanc Global Holdings S.C.A., Macquarie Asset Finance Limited and Mavilia SAS (collectively, “CMB”) for the sale of the Company’s “Rossignol Group” through the acquisition of certain of the Company’s subsidiaries (the “Acquired Companies”) as contemplated by the previously announced offer letter between the parties. On that same date, the Company completed the sale of the Rossignol Group to CMB. Prior to entering into the offer letter and Stock Purchase Agreement, no material relationship existed between the Company and CMB.
     Pursuant to the terms of the Stock Purchase Agreement, at the closing of the sale CMB (i) made cash payments of €8,401,881 to repay all third party indebtedness of the Acquired Companies (the “Third Party Indebtedness”), (ii) made cash payments to the Seller of €21,598,119 (i.e.,€30,000,000 less the payments made to repay the Third Party Indebtedness), and (iii) issued a €10,000,000 promissory note (the “Note”) to a subsidiary of the Company. The Note is subordinated to all senior indebtedness of the issuer, bears interest at a rate of 8% per annum, and matures on the fourth anniversary of the closing. No interest will accrue on the Note until January 1, 2011.
     Seller CMB and certain Acquired Companies also entered into a transition services agreement and a trademark license agreement with respect to the Acquired Companies’ continued manufacture, distribution and sale of Roxy branded snow skis, snow ski boots, snow ski bindings and snow ski poles.
     The Stock Purchase Agreement contains normal and customary representations, warranties and covenants (including a limited three-year non-compete agreement by the Company, which does not restrict the Company’s continuing wintersports equipment businesses under the Quiksilver, Roxy, DC and other brands) and the Seller has agreed to indemnify CMB for any breaches thereof, subject to specified time and amount limits and other exceptions.
     The foregoing description of the Stock Purchase Agreement is not complete and is qualified in its entirety by reference to the Stock Purchase Agreement, attached hereto as Exhibit 2.1 and incorporated herein by reference.
Amendment to Credit Agreement
     Completion of the Rossignol sale transaction required the Company to obtain the consent of its lenders. In connection therewith, on November 12, 2008, the Company and its wholly-owned subsidiary, Quiksilver Americas, Inc., entered into an amendment (the “Amendment”) to the Amended and Restated Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent, and other lenders parties thereto (the “Revolving Facility”). As of November 17, 2008, approximately $176.5 million was outstanding under the Revolving Facility. Borrowings under the Revolving Facility are due and payable in full on or before April 12, 2010.

     The Amendment, among other things, increased the interest rate on borrowings under the Revolving Facility, such that the interest rate is now at the option of the Company either (1) the higher of the following: (A) an adjusted London-bank offer (LIBO) Rate plus 1.00%, (B) the prime rate and (C) the federal funds effective rate plus 0.50%, plus in each case a margin of 2.0%, or (2) an adjusted LIBO Rate plus a margin of 3.5%. In addition, the Amendment added a sublimit of $30 million for standby letters of credit to the Revolving Facility, and the letter of credit rate was increased to 3.50%.
     The Amendment also effectively limits the ability of the Company and its domestic subsidiaries to loan money or otherwise transfer money to the Company’s foreign subsidiaries, and in connection with the Amendment, the Company’s domestic subsidiaries granted a security interest in the trademarks and copyrights of the Company and its domestic subsidiaries in favor of the lenders.

Item 2.01	Completion of Acquisition or Disposition of Assets
     The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.01 by reference.

Item 2.05	Costs Associated with Exit or Disposal Activities
     (b) and (c) The Company’s estimate of the total costs before taxes for each major type of cost to be incurred in connection with the sale of the Rossignol Group are as follows:

Transaction costs	$ 9.9 million
Employee-related costs	$ 1.8 million
Other costs	$ 3.0 million

Total costs before taxes	$14.7 million

     (d) The Company’s estimate of the total costs before taxes that will result in future cash expenditures in connection with the sale of the Rossignol Group is approximately $8.4 million.

Item 9.01	Financial Statements and Exhibits
     (b) Pro Forma Financial Information
          In addition to its recent sale of the Rossignol Group, in December 2007 the Company also sold its golf equipment business (“Cleveland Golf”). The accompanying pro forma financial information reflects both the disposition of the Rossignol Group and Cleveland Golf.
          The Unaudited Pro Forma Consolidated Statements of Operations of the Company for the nine months ended July 31, 2008 and for the fiscal years ended October 31, 2007, 2006 and 2005, assuming that the disposition of the Rossignol Group and Cleveland Golf occurred at the beginning of those periods, the Unaudited Pro Forma Consolidated Balance Sheet of the Company as of July 31, 2008, assuming that the disposition of the Rossignol Group and Cleveland Golf occurred as of that date, and the related Notes to the Unaudited Pro Forma

Consolidated Financial Statements are being filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated by reference herein. The pro forma statements of operations do not include any gain or loss on the sale or costs associated with the sale of the Rossignol Group or Cleveland Golf.
     (c) Exhibits

Exhibit No.	Exhibit Title or Description
2.1	Stock Purchase Agreement dated November 12, 2008, by and among Quiksilver, Inc., Pilot S.A.S., Meribel S.A.S., Quiksilver Americas, Inc., Chartreuse et Mont Blanc LLC, Chartreuse et Mont Blanc SAS, Chartreuse et Mont Blanc Global Holdings S.C.A., Macquarie Asset Finance Limited and Mavilia SAS*

99.1	Unaudited Pro Forma Consolidated Financial Information for Quiksilver, Inc.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2008	Quiksilver, Inc. (Registrant)
	By:	/s/ Joseph Scirocco
Joseph Scirocco
Chief Financial Officer

Index to Exhibits

Exhibit No.	Exhibit Title or Description
2.1	Stock Purchase Agreement dated November 12, 2008, by and among Quiksilver, Inc., Pilot S.A.S., Meribel S.A.S., Quiksilver Americas, Inc., Chartreuse et Mont Blanc LLC, Chartreuse et Mont Blanc SAS, Chartreuse et Mont Blanc Global Holdings S.C.A., Macquarie Asset Finance Limited and Mavilia SAS*

99.1	Unaudited Pro Forma Consolidated Financial Information for Quiksilver, Inc.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.